THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

INTELGENX TECHNOLOGIES CORP.

10% CONVERTIBLE PROMISSORY NOTE DUE MARCH 1, 2027

Issuance Date: _____________	Principal Amount: _______________

FOR VALUE RECEIVED, IntelGenx Technologies Corp., a Delaware corporation (the "Issuer"), hereby promises to pay to the order of the holder named on the signature page of this Convertible Promissory Note (the "Note") below, or such person's registered assigns, (in either case, the "Holder") the amount noted above as the principal amount (the "Principal") when due, whether on March 1, 2027 (the "Maturity Date"), or upon acceleration, prepayment or otherwise (in each case in accordance with the terms of this Note) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate (as defined below) from the issuance date of this Note (the "Issuance Date") until this Note becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, prepayment or otherwise (in each case in accordance with the terms of this Note).  The Issuer issues this Note to the Holder as of the Issuance Date.  Certain capitalized terms used in this Note are defined in Section 25, below. All terms used but not defined herein shall have the meanings ascribed to such terms in the Issuer's related private placement memorandum dated March 13, 2023 (the "Memorandum").

1. PAYMENTS OF PRINCIPAL.

Unless the Holder converts any part of the Principal into shares of the Issuer's common stock (the "Conversion Shares") in accordance with Section 3, below, on the Maturity Date, the Issuer shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and any other amounts due, such as Late Charges, on such Principal and Interest (collectively, the "Amount Due").  The Issuer may repay the Amount Due before the Maturity Date upon sixty (60) days written notice to the Holder subject to the terms of Section 10, below.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date at 10% per annum simple interest subject to adjustment in accordance with the terms of this Section 2 (the "Interest Rate"), shall be calculated on the basis of a 360-day year and twelve 30-day months and shall be payable by the Issuer to the Holder quarterly, in arrears, with the first Interest payment due June 1, 2023, then every September 1, December 1, and March 1 until the Issuer pays the entire Amount Due.

(b) From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to 18% per annum simple interest (the "Default Interest") and shall be due and payable in arrears on the first trading day of each calendar month during the continuance of such Event of Default (a "Default Interest Payment Date").  If such Event of Default is subsequently cured (and no other Event of Default then exists), the adjustment of the interest rate referred to above in this Section 2(b) shall cease to be effective as of the day immediately following the date of such cure.

3. CONVERSION OF NOTES. Beginning six months after the Issuance Date, the Holder may convert any portion of the outstanding and unpaid Principal (with a minimum conversion amount of $10,000) of this Note into Conversion Shares, on the terms and conditions of this Section 3.

(a) Conversion Right.  At any time after six months from the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Principal into Conversion Shares in accordance with Section 3(b), at a conversion price per share of US$0.20 (the "Conversion Price").  The Issuer shall not issue any fraction of a Conversion Share upon any conversion; the Issuer shall round any fractional share up to the nearest whole share. The Issuer shall pay in cash any and all reasonable transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the transfer agent) and the Holder's legal fees that may be payable with respect to the issuance and delivery of Conversion Shares.

(b) Conversion. The number of Conversion Shares issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount (as defined below) by (y) the Conversion Price.

(i) "Conversion Amount" means the portion of the Principal to be converted, prepaid or otherwise with respect to which this determination is being made.

(ii) The Conversion Price is subject to equitable adjustments resulting from any stock splits, stock dividends, combinations, recapitalizations or similar events.

(c) Mechanics of Conversion.

(i) Optional Conversion.  To convert any Conversion Amount into Conversion Shares on any date (a "Conversion Date"), the Holder shall deliver to the Issuer (whether via facsimile, electronic mail or otherwise), for receipt on or before 6:00 p.m., New York time on such date, a copy of an executed notice of conversion in the form attached as Exhibit A hereto (the "Conversion Notice").  At the Holder's request, and upon surrendering such Holder's Note, the Issuer will issue to the Holder a new Note, with the principal amount of the new Note reflecting the conversion.  The Company will issue and deliver certificates (or make electronic delivery to the Holder's account) representing the Conversion Shares within five (5) Business Days of the Issuer's receipt of the Conversion Notice.  The Holder shall be treated for all purposes as the record holder or holders of such shares of Common Stock to be issued on the Conversion Date.

(ii) Registration; Book-Entry.  The Issuer shall maintain a register (the "Register") to record the names and addresses of the Holders of the Notes and the principal amount of each Note (a "Registered Note").  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Issuer and the holder or holders of the Note shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest) notwithstanding notice to the contrary.  Subject to Section 24, below, and the restrictions on transfer described in Section 13(a), below, a Holder may assign, transfer or sell a Registered Note in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a written request to assign, transfer or sell all or part of the Registered Note by a holder pursuant to the terms described in Section 13(a), below, the Issuer shall record the information in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee. The Holder and the Issuer shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Issuer, so as not to require physical surrender of this Note upon conversion.

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default.  Each of the following events shall constitute an "Event of Default":

(i) the Issuer's default under this Note or the other Transaction Documents, including a failure to pay to the Holder any Amount Due when and as due under this Note or the other Transaction Documents, subject to a cure period of fifteen (15) Business Days for default on Interest payments and ten (10) Business Days for any other default;

(ii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Issuer and, if instituted against the Issuer by a third party, shall not be dismissed within 30 days of their initiation;

(iii) the commencement by the Issuer of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Issuer in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Issuer in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(iv) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Issuer of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of twenty (20) consecutive Business Days;

(v) other than as specifically set forth in another clause of this Section 4(a), the Issuer breaches any representation or warranty in any material respect (other than representations or warranties subject to materiality limitations, which may not be breached in any respect) or any covenant or other term or condition of this Note or any other Transaction Document that could reasonably be expected to have a Material Adverse Effect, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of twenty (20) consecutive Business Days after notice thereof from the Majority in Interest of Holders;

(vi) a false or inaccurate certification by the Issuer as to whether any Event of Default has occurred, subject to a cure period of twenty (20) Business Days;

(vii) any Material Adverse Effect occurs and remains uncured for a period of twenty (20) Business Days;

(viii) any material provision of any Transaction Document shall at any time for any reason cease to be valid and binding on or enforceable against the Issuer, or the validity or enforceability shall be contested by any party, or a proceeding shall be commenced by the Issuer or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability of such material term, or the Issuer or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document, subject to a cure period of twenty (20) Business Days;

(b) Notice of an Event of Default; Holder Right to Compel Prepayment upon Event of Default.  Upon the occurrence of an Event of Default under this Note, the Issuer shall deliver to the Holder within three Business Days written notice of such default via facsimile or electronic mail and overnight courier (with next day delivery specified) (an "Event of Default Notice").  At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the "Event of Default Right Expiration Date") on the 20th Business Day after the later of (x) the date such Event of Default is cured and (y) the Holder's receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Issuer, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Issuer to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Issuer to prepay (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date), with the written consent of the holders of a Majority in Interest of Holders, all or any portion of this Note by delivering written notice thereof (the "Event of Default Prepayment Notice") to the Issuer, which Event of Default Prepayment Notice shall indicate the portion of this Note the Holder is electing to have prepaid. Each portion of this Note (which may include all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest) subject to prepayment by the Issuer pursuant to this Section 4(b) shall be prepaid by the Issuer at a price equal to the product of the portion of this Note being prepaid.

5. RIGHTS UPON CHANGE OF CONTROL. The Issuer shall not enter into or consummate a transaction constituting a Change of Control unless: (i) no sooner than 20 Business Days nor later than 10 Business Days before the consummation of a Change of Control, but not before the public announcement of such Change of Control, the Issuer shall deliver to the Holder written notice of the Change in Control via facsimile or electronic mail and overnight courier; (ii) the Successor Entity assumes in writing all of the obligations of the Issuer under this Note and the other Transaction Documents in accordance with the provisions of this Section 5 under written agreements in form and substance satisfactory to the Holder and approved by the Holder before such Change of Control, including agreements to deliver to each Holder of a Note in exchange for its existing Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount then outstanding and the interest rates of the Note held by such holder, having similar conversion rights as the Note and having similar ranking and security to the Note, and satisfactory to the Holder.  Upon the occurrence of any Change of Control, the Successor Entity shall succeed to, and be substituted for (so that from and after the effective date of such Change of Control, the provisions of this Note and the other Transaction Documents referring to the "Issuer" shall refer instead to the Successor Entity), and may exercise every right and power of the Issuer and shall assume all of the obligations of the Issuer under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Issuer of this Note.  Upon consummation of a Change of Control, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or prepayment of this Note at any time after the consummation of such Change of Control, in lieu of the Conversion Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 14, which shall continue to be receivable thereafter) issuable upon the conversion or prepayment of the Note before such Change of Control which the Holder would have been entitled to receive upon the happening of such Change of Control had this Note been converted immediately before such Change of Control (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note.  The provisions of this Section 5 shall apply similarly and equally to successive transactions constituting a Change of Control and shall be applied without regard to any limitations on the conversion of this Note.

6. RIGHTS UPON CERTAIN CORPORATE EVENTS. In addition to and not in substitution for any other rights hereunder, before the consummation of any Fundamental Transaction pursuant to which holders of the Conversion Shares are entitled to receive securities or other assets with respect to or in exchange for the Conversion Shares (a "Corporate Event"), the Issuer shall, subject to the approval of the Stock Exchange, make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option (i) in addition to the shares of Conversion Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Conversion Shares had such Conversion Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Conversion Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of that class of Conversion Shares on the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to the Conversion Shares) at a conversion rate for such consideration commensurate with the Conversion Price.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder.  The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or prepayment of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Conversion Shares. If the Issuer at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or other similar transaction) one or more classes of its outstanding Conversion Shares into a greater or lesser number of shares, the Conversion Price in effect immediately before such subdivision will be proportionately increased or reduced, subject to the approval of the Stock Exchange.  Any adjustment under this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated under this Note, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b) Calculations.  All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest share, as applicable.  The number of Conversion Shares outstanding at any given time shall not include shares owned or held by or for the account of the Issuer, and the disposition of any such shares shall be considered an issue or sale of such Conversion Shares.

(c) Voluntary Adjustment by Issuer. Subject to the approval of the Stock Exchange, the Issuer may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Issuer's board of directors.

8. NONCIRCUMVENTION.  The Issuer hereby covenants and agrees that the Issuer will not, by amendment of the Issuer's Certificate of Incorporation or other charter documents, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Issuer (a) shall not increase the par value of any shares of Conversion Shares receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and non-assessable shares of the Conversion Shares upon the conversion of this Note.

9. RESERVATION OF AUTHORIZED SHARES.  So long as the Note remains outstanding, the Issuer shall at all times reserve enough shares of the Conversion Shares to convert all outstanding convertible Notes, subject to adjustment for stock splits, stock dividends, combinations and similar events (the "Required Reserve Amount").

10. OPTIONAL PREPAYMENT. On 60 days' written notice, the Company may force conversion of Notes into Conversion Shares if the Issuer's common stock trades at greater than twice the Conversion Price for 20 consecutive trading days on its principal market.  The Issuer will deliver a notice of prepayment under this Section 10 of the Amount Due (a "Prepayment Notice") to the Holder of the Note at its registered addresses and shall state: (1) that the Issuer is exercising its right to prepay the Note, and (2) the date of prepayment which shall be no less than sixty (60) days from the date of the Prepayment Notice.  On the date fixed for prepayment (the "Prepayment Date"), the Issuer shall make payment of the optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Issuer.  If the Issuer exercises its right to prepay the Note, the Issuer shall make payment to the Holder of an amount in cash (the "Prepayment Amount") equal to the Amount Due.  The Holder retains the right to convert the Principal into Conversion Shares up to and including the last Business Day before the Prepayment Date.

11. COVENANTS. Until the Issuer repays all the Amount Due to the Holder:

(a) Preservation of Existence, Etc.  The Issuer shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(b) Maintenance of Properties, Etc.  The Issuer shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(c) Maintenance of Intellectual Property. The Issuer will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor of the Issuer and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(d) Maintenance of Insurance.  The Issuer shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard and rent insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

12. AMENDING THE TERMS OF THIS NOTE.  Any change, waiver or amendment to this Note shall require the prior written consent of the Issuer and the Majority in Interest of Holders. Any change, waiver or amendment so approved shall be binding upon all existing and future holders of this Note; provided, however, that no such change, waiver or, as applied to the Note held by any particular holder of the Note, shall, without the written consent of the Issuer and the Majority in Interest of Holders and subject to the approval of the Stock Exchange, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, or extend the Maturity Date, of the Note, (ii) disproportionally and adversely affect any rights under the Note of any holder of the Note; or (iii) modify any of the provisions of, or impair the right of any holder of the Note under this Section 12.

13. REISSUANCE OF THIS NOTE.

(a) Transfer.

(i) If the Issuer does not have an effective registration statement under the U.S. Securities Act covering the resales of the Note and the Conversion Shares at the time of any proposed transaction, with respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Issuer prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder's counsel, or other evidence if reasonably satisfactory to the Issuer, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Issuer, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Issuer. If a determination has been made pursuant to this Section 13(a)(i) that the opinion of counsel for the Holder, or other evidence, is not reasonably satisfactory to the Issuer, the Issuer shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the U.S. Securities Act, unless in the opinion of counsel for the Issuer such legend is not required in order to ensure compliance with the U.S. Securities Act. The Issuer may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(ii) To transfer this Note, the Holder shall meet the requirements of Section 13(a)(i) and surrender this Note to the Issuer, whereupon the Issuer will issue and deliver promptly to the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion or prepayment of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Issuer in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender by the Holder at the principal office of the Issuer, for a new Note or Notes (in accordance with Section 13(d) and in principal amounts of at least $5,000 and multiples thereof) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Issuer is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of a new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date (which, for greater certainty, shall not be part of the Principal of such new Note).

14. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The Holder's remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Issuer to comply with the terms of this Note.  The Issuer acknowledges that a breach by it of its obligations under this Note will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Issuer therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.  The Issuer shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Issuer's compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

15. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Issuer or other proceedings affecting Issuer creditors' rights and involving a claim under this Note, then the Issuer shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements.  The Issuer expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount.

16. CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Issuer and the initial Holder and shall not be construed against any such Person as the drafter.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

17. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

18. NOTICES. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in writing with an e-mail copy to the last address provided by the Holder or its agents in writing to the Issuer.  The Issuer shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason for such action.  Without limiting the generality of the foregoing, the Issuer will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 15 days prior to the date on which the Issuer closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

19.  CANCELLATION. After all Amount Due owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Issuer for cancellation and shall not be reissued.

20. WAIVER OF NOTICE.  To the extent permitted by law, the Issuer hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

21. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than Delaware. The Issuer and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in or for New Castle County, Delaware, for the adjudication of any dispute regarding this Note, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained in this Note shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

22. SEVERABILITY.  If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

23. MAXIMUM PAYMENTS.  Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  If the rate of interest required to be paid or other charges exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Issuer to the Holder and thus refunded to the Issuer.

24. ASSIGNMENT.  The Issuer may not assign this Note, nor the rights contained in this Note, by operation of law or otherwise, without the Holder's prior written consent.

25. CERTAIN DEFINITIONS.  For purposes of this Note, the following words and terms shall have the following meanings:

(a)  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) "Business Day" means a day on which banks are open for the transaction of regular business in New York, New York, not including any such days that are statutory holidays in Canada or in the Province of Quebec.

(c) "Change of Control" means any Fundamental Transaction other than (i) any merger of the Issuer or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Issuer's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Issuer or any of its Subsidiaries, or (iv) a reorganization or other change in the composition in the Issuer's board of directors.

(d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e) "Fundamental Transaction" means (A) that the Issuer shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Issuer is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(f) "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 promulgated by the Commission.

(g)  "Late Charge" means any amount of Principal or other amounts due under this Note or any of the Transaction Documents which is not paid on date such payment is due and not cured within fifteen (15) Business Days, shall result in a late charge being incurred and payable by the Issuer in an amount equal to 18% of the amount of such late payment, to be added to the Principal of this Note and accrue Interest at the Default Rate until paid in full.

(h) "Majority in Interest of Holders" shall mean holders holding a majority of the aggregate outstanding principal amount of the Notes issued pursuant to the Transaction Documents.

(i)  "Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Issuer or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Issuer or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below).

(j) "Maturity Date" shall mean March 1, 2027, or as agreed in writing between the Parties.

(k) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(l) "Subsidiaries" means, as of any date of determination, collectively, all current Subsidiaries and all new Subsidiaries, and each of the foregoing, individually, a "Subsidiary."

(m) "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(n) "Subscription Documents" means the form of subscription agreement and confidential purchaser questionnaire attached as Exhibit A to the Memorandum.

(o) "Successor Entity" means the Person formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been entered into.

(p) "Stock Exchange" means the Toronto Stock Exchange.

(q) "Transaction Documents" means this Note, the Memorandum and the Subscription Documents.

[signature page follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the Issuance Date set out above.

INTELGENX TECHNOLOGIES CORP.

By: __________________________

Name:  Andre Godin

Title:  President and Chief Financial Officer

HOLDER INFORMATION:

Name: _______________________

Address: _____________________

_____________________________

Social Security or Employer Identification Number:

_____________________________

Telephone: ____________________

Email: ________________________

EXHIBIT A

INTELGENX TECHNOLOGIES CORP.

CONVERSION NOTICE

Reference is made to the Convertible Promissory Note (the "Note") issued to the undersigned by INTELGENX TECHNOLOGIES CORP. (the "Issuer"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Conversion Shares of the Issuer, as of the date specified below.  Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Conversion Shares to be issued:

Please issue the Conversion Shares into which the Note is being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

Date: _____________ __, ______ _______________________________ Name of Registered Holder

By: ___________________________ Name: Title: Tax ID: _____________________ Facsimile: ___________________ E-mail Address: